P R E S S R E L E A S E

SES Gasification Plant in China Commences Initial Syngas Production

U-GAS® technology will optimize coal reserves and produce useful chemical feedstocks to supply China’s growing petrochemical fuel needs

HOUSTON, Texas, January 7, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX) is pleased to report that its 95%-owned joint venture with Shandong Hai Hua Coal & Chemical Company Ltd. (“Hai Hua”), has commenced initial syngas production at its first coal-to-methanol gasification plant in Shandong Province, China.

“Just 12 months following Hai Hua’s initial groundbreaking, we have completed construction and commissioning and have now begun syngas production at this plant.  Over the next few weeks we will fine tune our plant production and operations,” said Donald Bunnell, President and CEO of SES – Asia Pacific.  “Our engineering, procurement, and construction management teams have done an incredible job of completing this project on a timely basis and our thanks go out to everyone involved in this major achievement.”

With a current workforce of over 120 dedicated employees, the Hai Hua plant will use SES’ global exclusively licensed U-GAS® technology to convert low-rank waste coal into synthesis gas (“syngas”).  Hai Hua, an independent producer of metallurgical coke, town gas and methanol, will use the syngas produced from this coal gasification facility as feedstock in its 100,000 tonne per year methanol plant, as fuel in its coke ovens and for its on-site power generation facility.  Future expansion plans would increase capacity to accommodate planned increases in methanol production by Hai Hua, and to meet other area gas and chemical demands.

“The Hai Hua plant has transitioned smoothly from plant construction to commissioning and startup,” stated Tim Vail, President and CEO of SES.  “We have achieved all project goals during this past year as planned, while also making strides on our other two active coal-to-chemical projects in China.”

“Our strong local China experience and process know-how make it possible for us to achieve project completion in this region faster, with shorter procurement times and significantly lower project development and equipment costs,” Vail said.  “SES’ ability to economically scale projects, along with the economical and environmental advantages of the U-GAS technology, fits well with China’s rising development needs for additional domestic clean sources of chemical products and transportation fuels.”

The primary advantage of U-GAS® relative to other gasification technologies is its overall low cost, made possible by fuel flexibility, low operational cost, and the technology’s ability to economically scale projects

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to meet the needs of industrial customers.  U-GAS® technology produces much lower levels of regulated emissions, including sulfur oxides, nitrous oxides and particulates, than conventional coal combustion plants.  It also allows for the low-cost capture of greenhouse gases such as carbon dioxide.

About Synthesis Energy Systems, Inc.
The Company is an energy and technology company that deploys proprietary systems and technology to gasify low value fuels to replace high cost energy and chemical products sold to major global markets.  The U-GAS® technology, which the Company licenses from the Gas Technology Institute, is designed to turn high-ash coals and waste coal products into high value synthesis gas for use in chemical applications or as a feedstock for producing transportation fuels.  The technology gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  The Company currently has offices in Houston, Texas, Shanghai and Beijing, China.  For more information on the Company, visit www.synthesisenergy.com or call (713) 579-0600.

Forward Looking Statements
The matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “expects," "will" and similar expressions identify certain of such forward-looking statements.  Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control.  These include, but are not limited to, risks and uncertainties associated with: our early stage of development, the limited history and viability of our technology, our results of operation in foreign countries and the successful completion of its Hai Hua project.  The Company cautions that the foregoing factors are not exclusive.  The Company assumes no obligation to update the information contained in this press release.

Contact:
Synthesis Energy Systems, Inc.
Suzanne M. McLeod
Manager, Investor Relations
(713) 579-0602
suzanne.mcleod@synthesisenergy.com